                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

                            Virage Logic Corporation
                            ------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (4)      Date Filed:

                            VIRAGE LOGIC CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

     The Annual Meeting of stockholders of Virage Logic Corporation (the "Company") will be held on March 2, 2001 at 3:00 p.m. Pacific Standard Time at the Fremont Marriott Hotel, 46100 Landing Parkway, Fremont, CA 94538, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect a Class I director to hold office until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified.

          2. To approve amendments to the Virage Logic Corporation 1997 Equity Incentive Plan (the "1997 Plan") to: (i) increase the number of shares of common stock issuable under the plan by an additional 1,000,000 shares;
     (ii) have the 1997 Plan administered, with respect to certain participants, by a committee of the Board of Directors comprised of Board members who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code; and (iii) set a limit of 500,000 on the number of shares of Common Stock that can be covered by awards under the 1997 Plan to any one participant in any calendar year.

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on January 26, 2001 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Adam A. Kablanian

                                          Adam A. Kablanian
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

Fremont, California
February 2, 2001

                            YOUR VOTE IS IMPORTANT!

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                            VIRAGE LOGIC CORPORATION
                             46501 LANDING PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 360-8000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     Virage Logic Corporation (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 2, 2001, at 3:00 p.m., Pacific Standard Time at the Fremont Marriott Hotel, 46100 Landing Parkway, Fremont, CA 94538, and at any adjournments thereof (the "Annual Meeting"). These materials are being mailed to stockholders on or about February 2, 2001.

     Only holders of the Company's common stock, $0.001 par value per share, (the "Common Stock") as of the close of business on January 26, 2001 (the "Record Date") are entitled to vote at the meeting. As of the Record Date, there were 19,896,690 shares of Common Stock outstanding.

     A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

     Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by them on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominee to the Board of Directors listed on the proxy card and in this Proxy Statement, for the approval of the amendments to the 1997 Plan and for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

     Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, (a) the nominee for director who receives the greatest number of votes cast will be elected to the Board of Directors; (b) the proposal to approve the amendments to the 1997 Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (c) the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will they have any effect on the proposals to approve certain amendments to the 1997 Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001, since approval of these proposals is based solely on the number of votes actually cast.

     A stockholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 46501 Landing Parkway, Fremont, California 94538 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

     The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

                               BOARD OF DIRECTORS

     The name, age and year in which his term expires of each member of the Board of Directors of the Company is set forth below:

                                                                                      TERM EXPIRES ON THE
                                                                                        ANNUAL MEETING
                NAME                   AGE                  POSITION                   HELD IN THE YEAR
                ----                   ---                  --------                  -------------------
Adam A. Kablanian....................  41     President, Chief Executive Officer             2003
                                              and Chairman of the Board
Alexander Shubat.....................  39     Vice President of Engineering, Chief           2002
                                              Technical Officer and Director
Richard Elkus........................  65     Director                                       2003
Michael L. Hackworth.................  59     Director                                       2003
Michael Stark........................  45     Director                                       2002
Sang Wang............................  55     Director                                       2001

     At the Annual Meeting, the stockholders will vote on the election of Dr. Wang as a Class I director to serve for a three-year term until the annual meeting of stockholders in 2004 and until his successor is elected and qualified. Dr. Yervant Zorian, a current member of the Board of Directors, will continue to serve as our Vice President and Chief Scientist but will not stand for re-election as a member of the Board of Directors. The vacancy in the Board of Directors may be filled at a later date in accordance with the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

                       NOMINEES AND CONTINUING DIRECTORS

     The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual
Meeting:

     Adam A. Kablanian co-founded Virage Logic and has served as our President, Chief Executive Officer and as a Director since January 1996. Before founding Virage Logic, Mr. Kablanian was a Department Manager for LSI Logic, a semiconductor integrated device manufacturer, from August 1994 to December 1995 where he was responsible for the embedded memory design division. Before he joined LSI Logic, Mr. Kablanian managed multi-foundry technology transfer programs as an engineering manager at Waferscale Integration, a designer of programmable system devices, from April 1990 to January 1994. Mr. Kablanian holds a B.A. in Physics from the University of California at Berkeley and an M.S. in Electrical Engineering from Santa Clara University.

     Alexander Shubat co-founded Virage Logic and has served as our Vice President of Engineering and Chief Technical Officer and as a director since January 1996. Before founding Virage Logic, Dr. Shubat served as Director of Engineering at Waferscale Integration from November 1985 to December 1995, where he managed various groups, including design, application-specific integrated circuit and high-speed memory. He holds seven patents and has contributed to more than 25 publications. Dr. Shubat holds a B.S. and an M.S. in Electrical Engineering from the University of Toronto, Canada and a Ph.D in Electrical Engineering from Santa Clara University.

     Richard Elkus has served as a Director since April 2000. Since May 1997, Mr. Elkus has served as a director of KLA-Tencor, a manufacturer of metrology and wafer inspection equipment for the semiconductor industry. Before the merger of Prometrix Corporation and Tencor in February 1994, Mr. Elkus was Chairman and Chief Executive Officer of Prometrix which he co-founded in 1983. He also serves on the boards of directors of Lam Research, a semiconductor equipment company, and Voyan Technology, a broadband systems company. He holds a B.S. from Stanford University and an M.B.A. from Dartmouth College, Tuck School of Business Administration.

     Michael L. Hackworth has served as a Director since March 2000. Since January 1985, he has held various positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip solutions, including President and Chief Executive Officer from January 1985 to June 1998, Chairman and Chief Executive Officer from June 1998 to April 1999 and Chairman since April 1999. He also serves as a Director of Cirrus Logic and Read-Rite, a manufacturer of data storage products. Mr. Hackworth holds a B.S. in Engineering from University of Santa Clara.

     Michael Stark has served as a Director since December 1999. Since December 1998, Mr. Stark has served as Managing Director of Crosslink Capital, Inc., a San Francisco-based venture capital firm. From 1992 to December 1998, he was a Managing Director of Crosslink Capital, which was a business unit of Robertson Stephens. From 1989 to 1992 he was Director of Research at Robertson Stephens. From 1983 to 1989, Mr. Stark was a senior research analyst with Robertson Stephens, covering the semiconductor industry. Before joining Robertson Stephens in 1983, he worked in Intel's strategic planning group. He serves on the board of directors of several private companies. Mr. Stark holds a B.S. in Engineering from Northwestern University and an M.B.A. from the University of Michigan.

     Sang Wang has served as a Director since November 1998. Since April 1999, Dr. Wang has served as Chief Executive Officer of Nassda Corporation, a Santa Clara based EDA company. Before joining Nassda, he co-founded and served as Chief Executive Officer and Chairman of EPIC Design Technology, an EDA company, from September 1986 to May 1999. EPIC was acquired by Synopsys in February 1997. Dr. Wang holds a B.S. in Electrical Engineering from National Taiwan University, an M.S. in Physics from The Ohio State University and a Ph.D in Electrical Engineering from Stanford University.

     There are no family relationships among any of the Company's directors or executive officers.

                             DIRECTOR COMPENSATION

     Directors currently do not receive cash compensation from the Company for their services as members of the Board of Directors or any committee of the Board of Directors. They are reimbursed for certain expenses in connection with attending board and committee meetings. The Company has granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company's Common Stock. In March 2000, we granted Mr. Hackworth an option to purchase 100,000 shares of common stock at an exercise price of $2.00 per share; in April 2000, we granted Mr. Elkus an option to purchase 47,500 shares at an exercise price of $4.00 per share; and in May 2000, we granted Michael Stark an option to purchase 30,000 shares, and Mr. Elkus an option to purchase 7,500 shares, each at an exercise price of $4.00 per share. Each of these options was immediately exercisable, but with the exception of the option granted to Mr. Elkus in May 2000, the shares received upon exercise are subject to a right of repurchase by the Company. This right of repurchase expires for 25% of the shares upon the one-year anniversary of the date of the option grant. Thereafter, the right to repurchase the remaining shares expires ratably over the next three years in monthly installments.

                                BOARD COMMITTEES

     The Board of Directors has standing Audit and Compensation Committees.

     Audit Committee. The audit committee currently consists of Mr. Elkus, Mr. Hackworth and Mr. Stark. Mr. Elkus and Mr. Hackworth are independent directors. Mr. Stark is not considered an independent director under the rules of the NASDAQ Stock Market due to his employment by Crosslink Capital, which beneficially owns approximately 13% of the Company's outstanding shares. However, the Board of Directors believes that Mr. Stark's substantial experience as a securities analyst will bring additional expertise to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements. The audit committee's responsibilities include recommending to the board of directors the independent auditors to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, and reviewing and evaluating internal accounting policies. The audit committee has adopted a written charter to guide its operations, a copy of which is attached as Appendix A to this Proxy Statement.

     Compensation Committee. The compensation committee currently consists of Dr. Wang, Mr. Hackworth and Mr. Stark. The compensation committee administers the 1997 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, determines the compensation and benefits of our officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

     The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees for director which are submitted to the Secretary of the Company in accordance with the procedures contained in this Proxy Statement under the caption, "Stockholder Proposals for 2002 Annual Meeting" below.

                      MEETINGS OF THE BOARD AND COMMITTEES

     The Company's Board of Directors met 14 times during fiscal 2000. The Audit Committee met 2 times and the Compensation Committee met 1 time during fiscal 2000. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committees attended at least 75% of the committee meetings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers presently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other company whose executive officers served in the past fiscal year on our board of directors or compensation committee. See "Certain Relationships and Related Transactions" for a description of transactions between us and entities affiliated with the members of our compensation committee.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

     The following table sets forth information regarding ownership of the Common Stock as of January 26, 2001 by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the Company's Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information.

                    NAME AND ADDRESS OF                        AMOUNT AND NATURE OF      PERCENT
                    BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP(2)    OF CLASS
                    -------------------                       -----------------------    --------
Crosslink Capital Inc. .....................................         2,527,102              13%
  2 Embarcadero, Suite 2200
  San Francisco, CA 94111(3)
Adam A. Kablanian(4)........................................         4,582,500              23%
Alexander Shubat(5).........................................         2,674,818              13%
James R. Pekarsky(6)........................................           200,000               1%
Vincent F. Ratford(7).......................................           362,500               2%
Raymond T. Leung(8).........................................           213,500               1%
Richard Elkus(9)............................................            93,999               *
Michael L. Hackworth(10)....................................           106,578               1%
Michael Stark(11)...........................................         2,557,102              13%
Sang Wang(12)...............................................            99,077               *
Yervant Zorian(13)..........................................           230,000               1%
All directors and all executive officers of the Company as a
  group (11 individuals)(14)................................        11,320,074              57%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each of the named individuals is c/o Virage Logic Corporation, 46501 Landing Parkway, Fremont, California 94538.

 (2) Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after January 26, 2001. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

 (3) The number of shares listed includes 406,727 shares held by Crosslink Omega Ventures III, L.L.C.; 634,249 shares held by Crosslink Offshore Omega Ventures III; 56,075 shares held by Omega Bayview, L.L.C.; 1,352,108 shares held by Crosslink Crossover Fund III, L.P; 52,943 shares held by Offshore Crosslink Crossover Fund III, Unit Trust and 25,000 held by Crosslink Crossover Fund II. Crosslink Capital, Inc. is a managing member of each of these limited liability companies.

 (4) The number of shares listed includes 150,000 shares subject to a right of repurchase on January 26, 2001 and 347,000 shares held by trusts for Mr. Kablanian's minor children.

 (5) The number of shares listed includes 100,000 shares subject to a right of repurchase on January 26, 2001 and 347,000 shares held by trusts for Mr. Shubat's minor children.

 (6) The number of shares listed includes 112,500 shares subject to a right of repurchase on January 26, 2001 and 50,000 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase the shares issued upon exercise.

 (7) The number of shares listed includes 212,500 shares subject to a right of repurchase on January 26, 2001.

 (8) The number of shares listed includes 65,625 shares subject to a right of repurchase on January 26, 2001 and 62,500 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase the shares issued upon exercise.

 (9) The number of shares listed includes 11,875 shares subject to a right of repurchase on January 26, 2001 and 35,625 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase the shares issued upon exercise.

(10) The number of shares listed includes 100,000 shares that may be issued upon exercise of an option that is immediately exercisable, subject to our right to repurchase the shares issued upon exercise.

(11) The number of shares listed includes 30,000 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase the shares issued upon exercise. Also includes 406,727 shares held by Crosslink Omega Ventures III, L.L.C.; 634,249 shares held by Crosslink Offshore Omega Ventures III; 56,075 shares held by Omega Bayview, L.L.C.; 1,352,108 shares held by Crosslink Crossover Fund III, L.P; 52,943 shares held by Offshore Crosslink Crossover Fund III, Unit Trust and 25,000 held by Crosslink Crossover Fund II. Mr. Stark is a managing director of Crosslink Capital, Inc. which is a managing member of each of these limited liability companies. As managing director, Mr. Stark exercises voting and dispositive control over the shares held by the Crosslink entities. Mr. Stark disclaims beneficial ownership of the shares held by the Crosslink entities, except to the extent of his pecuniary interest.

(12) The number of shares listed includes 30,000 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase 15,000 of the shares issued upon exercise.

(13) The number of shares listed includes 200,000 shares subject to a right of repurchase and 30,000 shares that may be issued upon the exercise of an option that is immediately exercisable, subject to our right to repurchase 15,000 of the shares issued upon exercise.

(14) The number of shares listed includes 852,500 shares subject to a right of repurchase and 538,125 shares that may be issued upon the exercise of options that are immediately exercisable, subject to our right to repurchase 508,125 of the shares issued upon exercise.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALES OF SECURITIES

     In December 1999, we sold 5,455,255 shares of Series C preferred stock at a purchase price of $1.90 per share to 49 investors. Affiliates of Crosslink Capital, Inc., which then became one of our 5% stockholders, purchased 4,197,753 shares. Mr. Stark, a managing member of Crosslink Capital, was subsequently appointed to our board of directors. Immediately prior to the closing of our initial public offering each share of Series C preferred stock was converted into 0.5 shares of common stock.

     In connection with the investment of its affiliates, we entered into an agreement with Crosslink Capital, Inc. to use our reasonable best efforts to cause the managing underwriters in this offering to offer Crosslink the right to purchase at the offering price, the lesser of 10% of the shares of common stock sold in our initial public offering or shares of common stock with a total purchase price of $3.0 million. In return for Crosslink's waiver of its rights under the prior agreement, we sold to Crosslink and its affiliates 403,226 shares of common stock in a private placement simultaneous with our initial public offering.

     We have granted demand registration rights to the purchasers of our Series B and Series C preferred stock and the affiliates of Crosslink Capital, Inc. In addition, we have granted limited rights to Mr. Kablanian and Mr. Shubat to require us to include their shares of common stock, including common stock that may be issued upon conversion of the Series A preferred stock, in any registration effected for our own account.

OPTION GRANTS

     We have granted options to our directors and executive officers, and we intend to grant additional options to our directors and officers in the future. See "Director Compensation" and "Option Grants in Last Fiscal Year." In addition, in May 2000, Yervant Zorian, one of our directors at that time, became an executive officer of our company. As part of his compensation package, he was granted an option to acquire 180,000 shares of our common stock at an exercise price of $4.00 per share.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

LOANS TO CERTAIN OFFICERS

     In March 2000, we extended loans to Mr. Kablanian in the principal amount of $225,000, Mr. Shubat in the principal amount of $150,000, Mr. Pekarsky in the principal amount of $105,000, and Mr. Ratford in the principal amount of $133,750 in order to allow them to exercise stock options. These loans are evidenced by one or more full recourse promissory notes which are payable in March 2005. These notes bear interest at a rate of 6.69% and are secured by a pledge of the shares purchased. Mr. Kablanian repaid his loan in full in January 2001. In July 2000, we extended a loan to Dr. Zorian in the principal amount of $800,000, in order to allow him to exercise stock options. This loan is evidenced by two full recourse promissory notes which are payable in July 2005. These notes bear interest at a rate of 6.69% and are secured by a pledge of the shares purchased.

CHANGE OF CONTROL ARRANGEMENTS UNDER OUR 1997 EQUITY INCENTIVE PLAN

     The Virage Logic Corporation 1997 Equity Incentive Plan provides that in the event that the Company merges with another corporation in a merger in which the Company is not the surviving corporation or following which the stockholders of the Company immediately before such merger cease to own their shares, or sell substantially all of the assets of the Company, each option or stock purchase right shall be assumed or substituted for by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for by the successor corporation, the options and the stock purchase rights will expire in accordance with the conditions that our board of directors will determine.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during the fiscal year 2000, such SEC filing requirements were satisfied.

                             EXECUTIVE COMPENSATION

     The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (a) the Chief Executive Officer of the Company (the "CEO"), and (b) the Company's next four most highly compensated executive officers whose salary and bonus for the fiscal year 2000 exceeded $100,000 and who were serving as executive officers of the Company at the end of the 2000 fiscal year (collectively, together with the CEO, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                            ANNUAL COMPENSATION     SECURITIES
                                                            -------------------     UNDERLYING
          NAME AND PRINCIPAL POSITION(S)            YEAR     SALARY      BONUS       OPTIONS
          ------------------------------            ----    --------    -------    ------------
Adam A. Kablanian.................................  2000    $168,410    $10,996      150,000(1)
  President, Chief Executive Officer and            1999    $146,739    $ 2,259           --
  Chairman of the Board
Alexander Shubat..................................  2000    $168,410    $10,996      100,000(1)
  Vice President and Chief Technical Officer        1999    $144,388    $ 2,259           --
Vincent F. Ratford................................  2000    $156,635    $71,558       62,500(1)
  Vice President of Marketing and                   1999    $144,615    $89,792           --
  Business Development
James R. Pekarsky.................................  2000    $156,635    $10,308       50,000(2)
  Vice President of Finance and                     1999    $ 54,808    $    --      150,000(1)
  Chief Financial Officer
Raymond T. Leung..................................  2000    $156,635    $10,308       62,500(2)
  Vice President of Engineering Operations          1999    $136,538    $ 2,016      150,000(1)

---------------
(1) The options to purchase these shares were exercised following grant, but the shares issued upon exercise are subject to our right of repurchase. This right of repurchase expires for 25% of the shares on the first anniversary of the date of the option grant and thereafter, expires for the remaining shares ratably over the next three years on a monthly basis except for the right of repurchase for shares issued upon exercise of the option granted to Mr. Leung in fiscal year 1999 which expires for 25% of the shares on the first anniversary of the date of the option grant and thereafter, expires for the remaining shares ratably over the next three years on a quarterly basis.

(2) The options to purchase these shares are immediately exercisable, but the shares issued upon exercise are subject to our right of repurchase. This right of repurchase expires for 25% of the shares on the first anniversary of the date of the option grant and thereafter, expires for the remaining shares ratably over the next three years on a monthly basis.

OPTIONS/EXECUTIVE OFFICERS

     The following table shows the options granted to the named executive officers during the fiscal year 2000 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the Company's Common Stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

     Since there was no public market for the Company's common stock at the time of issuance of the options described in the table, the exercise price of such options is equal to the Company's board of directors' determination of the fair market value on the date of grant. All of these options were granted under the Company's 1997 Equity Incentive Plan.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                            % OF TOTAL                               AT ASSUMED ANNUAL RATE
                                             OPTIONS       EXERCISE                OF STOCK PRICE APPRECIATION
                                            GRANTED TO     OR BASE                       FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
           NAME              GRANTED(1)   FISCAL YEAR(2)    ($/SH)       DATE          5%              10%
           ----              ----------   --------------   --------   ----------   ----------       ----------
Adam A. Kablanian..........   150,000           6%          $1.50      3/1/2010     $141,750         $357,750
Alexander Shubat...........   100,000           4%          $1.50      3/1/2010     $ 94,500         $238,500
Vincent F. Ratford.........    62,500           3%          $1.50      3/1/2010     $ 59,063         $149,063
James R. Pekarsky..........    50,000           2%          $4.00     5/10/2010     $125,780         $318,740
Raymond T. Leung...........    62,500           3%          $1.50      3/1/2010     $ 59,063         $149,063

---------------
(1) The options described in this table are immediately exerciseable, but the shares issued upon exercise are subject to our right of repurchase. This right of repurchase expires for 25% of the shares on the first anniversary of the date of the option grant and thereafter, expires for the remaining shares ratably over the next three years on a monthly basis.

(2) The percentage of options granted is based upon an aggregate of 2,349,375 options granted during the fiscal year 2000 to our employees, including the named executive officers.

AGGREGATED OPTION EXERCISES AND OPTION VALUES TABLE

     The following table shows information concerning the exercise of stock options by each of the named executive officers during the fiscal year 2000, and the value of all remaining exercisable and unexercisable options at September 30, 2000, on a pre-tax basis.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS
                           SHARES                                9/30/00                     9/30/00(1)
                          ACQUIRED          VALUE       --------------------------    -------------------------
        NAME           ON EXERCISE(3)    REALIZED(2)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
        ----           --------------    -----------    --------------------------    -------------------------
Adam A. Kablanian....     150,000               --(4)           --             --              --           --
Alexander Shubat.....     100,000               --(4)           --             --              --           --
Vincent F. Ratford...     362,500         $410,000              --             --              --           --
James R. Pekarsky....     150,000         $120,000          50,000             --        $746,875           --
Raymond T. Leung.....     150,000         $205,000          62,500             --        $933,594           --

---------------
(1) Based on the closing price of the Company's common stock as reported on the Nasdaq National Market System at September 29, 2000, less the exercise price, multiplied by the number of shares underlying the option.

(2) Since there was no public market for the Company's common stock at the time the options described in the table were exercised, the value realized upon exercise represents the positive spread between the exercise price of the stock options and the fair market value of the options on the date of exercise, as determined by the Company's board of directors.

(3) The shares issued upon exercise of these options are subject to our right of repurchase. The right of repurchase expires for 25% of the shares on the first anniversary of the date of the option grant and thereafter, expires ratably over the next three years on a monthly basis for the grants to Messrs Kablanian, Shubat, Ratford and Pekarsky and on a quarterly basis for the grant to Mr. Leung.

(4) These options were exercised immediately following issuance at an exercise price that the Company's board of directors determined to be equal to the fair market value of the Company's common stock.

CHANGE OF CONTROL ARRANGEMENTS

     In connection with our hiring of James R. Pekarsky, the Company's Vice President of Finance and Chief Financial Officer, Vincent F. Ratford, the Company's Vice President of Marketing and Business Development, and Raymond T. Leung, the Company's Vice President of Engineering Operations, we entered into a letter agreement with each of these officers. Under these agreements, in the event the employment of any of these officers is terminated following a change of control of the Company, the shares subject to options granted to them will generally become immediately vested.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION PHILOSOPHY

     The role of the Compensation Committee is to review and administer all compensation arrangements for executive officers, and to be responsible for administering the Company's benefit plans. The Company's compensation policy for executive officers is to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers, whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer's compensation package consists of:
(i) base salary; (ii) cash bonus tied to specific business achievements; and
(iii) long-term stock-based incentive awards.

EXECUTIVE COMPENSATION BASE SALARY

     Salaries for executive officers were generally determined on an individual basis by the Board of Directors at the time of hire and as part of each executive's annual performance review by evaluating each executive's scope of responsibility, prior experience, salary history and the executive's personal performance, as well as the salaries for similar positions at comparable companies. For 2001, the Compensation Committee will review the base salaries for the executive officers by evaluating the factors described above.

CASH BONUS

     The Company maintains fiscal year bonus plans providing for payment of cash bonuses to executive officers based on the Company achieving specific revenue and operating profit targets.

STOCK OPTIONS

     The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders by encouraging executive officers to acquire a proprietary interest in the Company. The Compensation Committee further believes that the use of vesting periods encourages retention of executive officers, and accordingly stock options granted to executive officers generally vest over time. Since 1997, the Company has issued stock options to executive officers pursuant to the Company's 1997 Equity Incentive Plan. The stock options are granted to executive officers on a discretionary basis, at varying times and in varying amounts. The size and the timing of each grant are based on a number of factors, including the Company's achievement of specific milestones, the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives, and industry practices and norms.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary for Mr. Kablanian, the Company's President and Chief Executive Officer, for 2000 was based on factors described above for all executive officers and he participated in the Company's Fiscal Year 2000 Executive Variable Incentive Pay Plan. For 2001, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers and he will be eligible to participate in the Company's Fiscal Year 2001 Executive Variable Incentive Pay Plan.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct in any taxable year for compensation paid to the CEO and any of the four other highest compensated officers. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as "qualified performance-based compensation" within the meaning of Section 162(m). The Compensation Committee believes that the best interests of the Company and its stockholders will be served if the Company's stock-based long-term incentives qualify as "qualified performance-based compensation." Accordingly, the Company's Board of Directors seeks stockholder approval for certain amendments to the Company's 1997 Equity Incentive Plan, as described in Proposal 2, in order for stock options granted under such plan, that have an exercise price equal to the fair market value of the option shares on the grant date, to comply with the requirements of Section 162(m) of the Internal Revenue Code. It is the Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes.

                                          COMPENSATION COMMITTEE

                                          Michael L. Hackworth
                                          Michael Stark
                                          Sang Wang

                         REPORT OF THE AUDIT COMMITTEE

     In connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee

     - reviewed the audited financial statements with the Company's management;

     - discussed with Ernst & Young LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standards 61, Communication with Audit Committees;

     - reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence; and

     - based on the foregoing review and discussion, recommends to the board of directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Richard Elkus
                                          Michael L. Hackworth
                                          Michael Stark

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return data for the Company's stock since August 1, 2000 (the date on which the Company's common stock was first registered under Section 12 of the Exchange Act) to the cumulative return over such period of (i) The Nasdaq Stock Market Composite Index, and (ii) the Philadelphia Semiconductor Index. The graph assumes that $100 was invested on the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG VIRAGE LOGIC CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE PHILADELPHIA SEMICONDUCTOR INDEX
[PERFORMANCE GRAPH]

                                                                                                              PHILADELPHIA
                                                      VIRAGE LOGIC                NASDAQ STOCK                SEMICONDUCTOR
                                                       CORPORATION                MARKET (U.S.)                   INDEX
                                                      ------------                -------------               -------------
8/1/00                                                   100.00                      100.00                      100.00
9/30/00                                                  136.98                       99.51                       73.93

* $100 INVESTED ON 8/1/00 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will vote on the election of a Class I director to serve for a three-year term until the annual meeting of shareholders in 2004 and until his successor is elected and qualified. The Board of Directors has unanimously nominated Sang Wang for election to the Board of Directors as a Class I director. The nominee has indicated that he is willing and able to serve as a director. If Dr. Wang becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than one nominee at the Annual Meeting. The director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF SANG WANG AS A CLASS I DIRECTOR.

     Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Dr. Wang.

            PROPOSAL 2 -- APPROVAL OF AMENDMENTS TO THE VIRAGE LOGIC
                     CORPORATION 1997 EQUITY INCENTIVE PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to approve the following amendments to the Virage Logic Corporation 1997 Equity Incentive Plan (the "1997 Plan"):

     - increase the number of shares of common stock issuable under the 1997 Plan by an additional 1,000,000 shares, to an aggregate of 6,195,140 shares;

     - establish that the 1997 Plan will be administered, with respect to participants who reasonably could be expected to be "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code") in any year in which an award granted to them could generate a deductible compensation expense (the chief executive officer and the four other most highly compensated officers), by a committee of the Board of Directors comprised solely of two or more Board members who are "outside directors" within the meaning of Section 162(m) of the Code and the corresponding Treasury Regulations; and

     - set a limit of 500,000 on the number of shares of Common Stock that can be covered by awards under the 1997 Plan to any one participant in any calendar year.

     The amendments to the 1997 Plan will increase the number of shares of Common Stock available for purchase under the 1997 Plan by 1,000,000 shares, to an aggregate of 6,195,140 shares. The Company believes that the amendments together with other provisions of the 1997 Plan will enable options granted under the 1997 Plan that have an exercise price equal to or greater than the fair market value of the stock subject to the option on the date of grant to generate "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code. Therefore, such options will not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of compensation paid to certain employees. See "Certain Federal Income Tax Consequences" below.

     The Board of Directors believes that the 1997 Plan has contributed to strengthening the incentive of participating employees, officers and directors to achieve the objectives of the Company and its stockholders by encouraging employees, officers and directors to acquire a greater proprietary interest in the Company. The Board of Directors amended the 1997 Plan because it believes that:

     - additional shares are necessary to attract new employees and executives;

     - additional shares are needed to further the goal of retaining and motivating existing personnel;

     - the issuance of options to our employees is an integral component of the Company's compensation policy; and

     - having compensation received through the exercise of an option granted under the 1997 Plan qualify as "qualified performance-based compensation" under Section 162(m) of the Code will enable the Company to deduct compensation expense for federal tax purposes that might not otherwise be deductible and to offer more flexible compensation packages to key employees.

     Our Board of Directors believes that it is in the best interests of our company and our stockholders to approve the amendments to the 1997 Plan because we believe that aligning the interests of our employees, officers and directors with those of our stockholders through the grant of stock options is a primary means of maximizing long-term stockholder value. The proposed increase in the number of shares under the 1997 Plan is not required or intended to cover awards previously made under the 1997 Plan. As such, no new plan benefits have been granted to date, and future awards under the 1997 Plan are not yet determinable.

DESCRIPTION OF THE 1997 PLAN

     A copy of the 1997 Plan incorporating the proposed amendments is attached to this proxy statement as Appendix B. The following description of the 1997 Plan is a summary and so is qualified by reference to the complete text of the 1997 Plan.

     The 1997 Plan was adopted by the Board of Directors in August 1997 and approved by our stockholders in August 1997. The plan was later amended by the Board of Directors in February 1999, November 1999, February 2000 and April 2000 and such amendments were approved by our stockholders in February 1999, November 1999 and July 2000. In January 2001 the Board of Directors further amended the 1997 Plan, subject to stockholder approval at the Annual Meeting, to (i) increase the total number of shares of Common Stock available for purchase under the 1997 Plan by 1,000,000 shares, to an aggregate of 6,195,140 shares; (ii) have the 1997 Plan administered, with respect to participants who reasonably could be expected to be "covered employees" within the meaning of Section 162(m) of the Code in any year in which the award granted to them could generate a deductible compensation expense, by a committee of the Board of Directors comprised solely of two or more Board members who are "outside directors" within the meaning of Section 162(m) of the Code and the corresponding Treasury Regulations; and (iii) set a limit of 500,000 on the number of shares of Common Stock that can be covered by awards under the 1997 Plan to any one participant in any calendar year.

     As of January 26, 2001, the Company had issued 2,377,689 shares upon the exercise of options granted under the 1997 Plan and options to purchase 1,869,249 shares were outstanding with 846,391 shares reserved for future grants or purchases under the 1997 Plan.

     The 1997 Plan provides for the granting to employees of options intended to be incentive stock options within the meaning of Section 422 of the Code ("ISO") and for the granting to employees, officers, directors and consultants of nonstatutory stock options ("NSO") and restricted stock purchase rights. As of January 26, 2001, the Company had approximately 152 employees and 4 non-employee directors who would be eligible to participate in the 1997 Plan. Unless terminated sooner, the 1997 Plan will terminate automatically in August 2007. The Board of Directors or a committee appointed by the Board administers the 1997 Plan and, subject to certain limitations contained in the plan, has the power to determine:

     - the terms of the options or restricted stock awards granted, including the exercise price of the options or purchase price of the restricted stock grants;

     - the number of shares subject to each option or restricted stock award;

     - the vesting and exercisability and payment of each option or restricted stock award; and

     - the form of consideration payable upon exercise of each option or restricted stock award.

     In addition, the administrator may modify outstanding options, provided that it may not impair the rights of any optionee without such optionee's prior written consent.

     Options and restricted stock awards granted under the 1997 Plan are generally not transferable by the participant, and each option and restricted stock award is exercisable during the lifetime of the participant only by such participant. Options granted under the 1997 Plan must generally be exercised within three months after the end of the optionee's status as an employee, director or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term.

     The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of the grant. For any participant who owns stock possessing more than 10% of the voting power of all classes of outstanding capital stock, the exercise price of any incentive stock option granted must at least equal 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. The exercise price of all NSOs must be at least 85% of the fair market value of the common stock on the date of grant.

     The 1997 Plan provides that in the event that the Company merges with another corporation in a merger in which the Company is not the surviving corporation or following which our stockholders immediately before such merger cease to own their shares, or sell substantially all of our assets, each option or stock purchase right shall be assumed or substituted for by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for by the successor corporation, the options and the stock purchase rights will expire in accordance with the conditions that our board of directors will determine.

     The Board of Directors has the power to amend or terminate the 1997 Plan, unless such action would otherwise require stockholder approval as a matter of applicable law or to maintain its qualification as an incentive stock option plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Incentive stock options ("ISOs") are generally afforded favorable federal income tax treatment under the Code. If an option qualifies as an ISO, neither its grant nor its exercise will generate taxable income for regular income tax purposes. Upon exercise, however, the excess of the fair market value of the shares purchased over the exercise price ("Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax. The Internal Revenue Service has announced that the exercise of an ISO before January 1, 2003 will not generate income subject to Federal Insurance Contributions Act ("FICA") or Federal Unemployment Tax Act ("FUTA") tax, but the exercise of an ISO on or after January 1, 2003 may be subject to such taxes. If the optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares (other than to the Company) should be taxable as a long-term capital gain. If the optionee disposes of the shares before both of these holding period requirements are met (a "disqualifying disposition"), the amount by which the fair market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the disposition) would be taxable as ordinary income. Such income is subject to information reporting requirements but as announced by the Internal Revenue Service will not be subject to income tax withholding if the disqualifying disposition is with respect to shares acquired upon an exercise that occurs before January 1, 2003 (income from disqualifying dispositions of shares acquired upon an exercise that occurs on or after January 1, 2003 may be subject to such withholding). Gain from a disqualifying disposition in excess of the amount required to be recognized as ordinary income is capital gain. Special rules regarding the timing and amount of AMTI, and the beginning of the holding period, apply for shares subject to a "substantial risk of forfeiture." The Company will not be entitled to a deduction with respect to shares acquired pursuant to an ISO unless the optionee disposes of the shares in a disqualifying disposition.

NONQUALIFIED STOCK OPTIONS

     An optionee is not taxable upon the grant of a nonqualified stock option ("NSO"). Federal income tax consequences upon exercise depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee makes an election under Section 83(b) of the Code with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and an election under Section 83(b) of the Code is not made, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the shares on such date and the amount paid for the shares; in addition, the optionee's holding period will begin on that date. The amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes wages subject to withholding of income and employment taxes by the Company. Upon sale, other than to the Company, of shares acquired under a NSO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the optionee's holding period in the shares is more than one year. The Company will be entitled to a deduction at the time and in the amount that the optionee recognizes ordinary income with respect to a NSO.

SECTION 162(M) LIMITATIONS

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct in any taxable year for compensation paid to the CEO and any of the four other highest compensated officers ("covered employees"). Under the Treasury Regulations corresponding to Section 162(m) of the Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. Such requirements include that the option be granted by a committee of the board of directors comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code and the corresponding Treasury Regulations, that the plan states the maximum number of shares with respect to which options may be granted to any employee during a specified period, and that the material terms of the plan are disclosed to and subsequently approved by the shareholders.

     The proposed amendments to the 1997 Plan provide that the 1997 Plan will be administered with respect to participants who reasonably could be expected to be "covered employees" within the meaning of Section 162(m) of the Code in any year in which the award granted to them could generate a deductible compensation expense by a committee of the Board of Directors comprised solely of two or more Board members who are "outside directors" within the meaning of Section 162(m) of the Code and that no participant may be granted awards (including options) to acquire more than 500,000 shares in any calendar year. The Company believes that if the proposed amendments to the 1997 Plan are approved by our stockholders and the other requirements of Section 162(m) are satisfied, options granted under the 1997 Plan that have an exercise price equal to or greater than the fair market value of the stock subject to the option on the date of grant will generate "qualified performance-based compensation" within the meaning of Sec-tion 162(m) of the Code and will therefore not be subject to the $1,000,000 annual cap on deductibility for federal income tax purposes of compensation paid to covered employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO
                                 THE 1997 PLAN.

               PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS

     At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of independent auditors. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                   AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                   THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

                                 OTHER MATTERS

     As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Company's Bylaws provide that advance notice of a stockholder's proposal must be delivered to the Secretary of the Company at the Company's principal executive offices not later than one hundred and twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year's proxy statement, this advance notice must be received not earlier than the one-hundred fiftieth (150th) day prior to such annual meeting and not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Each stockholder's notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company's which are owned beneficially and of record by such stockholder and such beneficial owner.

     A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

     Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2002 annual meeting of stockholders must submit such proposals so as to be received by the Company at 46501 Landing Parkway, Fremont, CA 94538, on or before October 5, 2001. In addition, if the Company is not notified by December 19, 2001 of a proposal to be brought before the 2002 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

                                          By Order of the Board of Directors

                                          /s/ Adam A. Kablanian

                                          Adam A. Kablanian
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

Fremont, California
February 2, 2001

                            YOUR VOTE IS IMPORTANT!

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                      ADOPTED BY THE BOARD OF DIRECTORS OF
                            VIRAGE LOGIC CORPORATION

COMPOSITION:

     The audit committee shall be composed of three or more directors, as determined by the board of directors. Each of the committee members shall meet the independence and financial literacy requirements of NASDAQ unless the Board determines that no more than one individual who does not meet the independence requirements would bring valuable financial or accounting experience to the committee. In addition, at least one of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

RESPONSIBILITIES

     1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

     2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

     3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

     4. Instruct management, the independent auditor and the internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company's information and reporting systems.

     5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

     6. Review the management letter delivered by the independent auditor in connection with the audit.

     7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

     8. Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

     9. Have such meetings with management and the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management's plans for monitoring and controlling such exposures.

     10. Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

     11. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

     12. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

     13. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     15. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                                                                      APPENDIX B

                            VIRAGE LOGIC CORPORATION

                           1997 EQUITY INCENTIVE PLAN

     1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 22. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

     2. Shares Subject to the Plan.

     2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 6,195,140 Shares or such lesser number of Shares as permitted under
Section 260.140.45 of Title 10 of the California Code of Regulations. Subject to Sections 2.2 and 17, Shares will again be available for grant and issuance in connection with future Awards under this Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option or (b) are subject to an Award that otherwise terminates without Shares being issued; provided, however, that any cancelled option will continue to count against the maximum number of Shares for which Awards may be granted to a Participant pursuant to Section 2.3 of this Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted under this Plan.

     2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the Purchase Prices of and number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

     2.3 Limits on Grants for Qualified Performance-Based Compensation. The Company may not issue Awards covering more than 500,000 Shares of Common Stock to any one Participant in any calendar year.

     3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

     4. Administration.

     4.1 Committee Authority. This Plan will be administered by the Committee or the Board acting as the Committee. From such time as the Company issues a class of common equity securities required to be registered under Section 12 of the Exchange Act, and with respect to Participants who reasonably could be expected to be "covered employees" within the meaning of section 162(m)(3) of the Code in any year in which the Award granted to them could generate a deductible compensation expense, the Plan shall be administrated by a committee of the Board comprised solely of two or more Board members who are "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and section 1.162-27(e)(3) of the Treasury Regulations. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

          (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

          (b) prescribe, amend and rescind rules and regulations relating to this Plan;

          (c) select persons to receive Awards;

          (d) determine the form and terms of Awards;

          (e) determine the number of Shares or other consideration subject to Awards;

          (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

          (g) grant waivers of Plan or Award conditions;

          (h) determine the vesting, exercisability and payment of Awards;

          (i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

          (j) determine whether an Award has been earned, and

          (k) make all other determinations necessary or advisable for the administration of this Plan.

     4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, and subject to Section 5.9, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan.

     5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

     5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

     5.3 Exercise Period. Options may be exercisable immediately (subject to repurchase pursuant to Section 11 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted, and further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Option as provided herein, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company and does not have annual compensation of $60,000 or more shall have the right to exercise an Option granted hereunder at the rate of at least twenty percent (20%) per year over five (5) years from the date such Option is granted. Subject to earlier termination of the Option as provided for herein, each Participant who is an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company or has annual compensation of $60,000 or more shall have the right to exercise an Option granted hereunder at the rate of at least 20% per year over five (5) years from the later of (A) the date when all other Options granted to the Participant by the Company have become exercisable in full, and (B) the date when the Company's repurchase right has lapsed in full with regard to all other shares of restricted stock held by Participant.

     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 7 of this Plan.

     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

     5.6 Termination. Subject to earlier termination pursuant to Sections 17 and 18 and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

          (a) If the Participant is Terminated for any reason except death, Disability or for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable upon the Termination Date no later than three (3) months after the Termination Date (or within such shorter time period, not less than thirty
     (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an
     NQSO) but in any event, no later than the expiration date of the Options.

          (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's Disability or Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

          (c) If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

     5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

     5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 18 below) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

     5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

     6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

     6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

     6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be 100% of the Fair Market Value on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section 7 of this Plan.

     6.3 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section 11 of this Plan or such other restrictions not inconsistent with the California Corporations Code.

     7. Payment for Share Purchases.

     7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

          (c) by tender of a full recourse promissory note having such term as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

          (d) by waiver of compensation due or accrued to the Participant for services rendered;

          (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

             (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

             (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (f) by any combination of the foregoing.

     7.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     8. Withholding Taxes.

     8.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     8.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

     9. Privileges of Stock Ownership.

     9.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock, provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 11. The Company will comply with
Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

     9.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding, or as otherwise required or permitted under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to key employees whose services in connection with the Company assure them access to equivalent information.

     10. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participants legal representative and any elections with respect to an Award, may be made only by the Participant or Participant's legal representative.

     11. Restrictions on Shares.

     11.1 Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, unless otherwise not permitted by the California Corporations Code, provided, that such right of first refusal terminates upon the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

     11.2 Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness following such Participant's Termination at any time within the later of ninety (90) days after the Participant's Termination Date and the date the Participant purchases Shares under the Plan at the Participant's Exercise Price or Purchase Price, as the case may be, provided, that unless the Participant is an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company, or has annual compensation of $60,000 or more, such right of repurchase lapses at the rate of at least twenty percent (20%) per year over five (5) years from: (A) the date of grant of the Option or (B) in the case of Restricted Stock, the date the Participant purchases the Shares, and provided further, that if Participant is an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company or has annual compensation of $60,000 or more, such right of repurchase shall lapse at the rate of at least twenty percent (20%) per year over five (5) years from the later of (A) the date when all other Options granted to the Participant by the Company have become exercisable in full, and (B) the date when the Company's repurchase right has lapsed in full with regard to all other shares of restricted stock held by Participant.

     12. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     13. Escrow, Pledge of Shares. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     14. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     15. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

     16. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

     17. Corporate Transactions.

     17.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all Participants), (c) merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (d) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Subsection 17.1. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 17.1, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.

     17.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

     17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company's award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     18. Adoption and Shareholder Approval. This Plan will become effective on the date that it is adopted by the Board (the "Effective Date"). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares issued hereunder shall be rescinded; and (d) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by shareholders shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded. In the event that initial shareholder approval is not obtained within twelve (12) months before or after the date this Plan is adopted by the Board, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled and any purchase of Shares hereunder will be rescinded.

     19. Term of Plan/Governing Law. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

     20. Amendment or Termination of Plan. Subject to Section 5.9, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

     21. Nonexclusive of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     22. Definitions. As used in this Plan, the following terms will have the following meanings:

     "Award" means any award under this Plan, including any Option or Restricted Stock Award.

     "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     "Board" means the Board of Directors of the Company.

     "Cause" means Termination because of (i) any willful material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by the Participant of a common law fraud, (ii) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant's service as an employee, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Participant, (iv) Participant's disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee appointed by the Board to administer this Plan (including, with respect to Participants who reasonably could be expected to be "covered employees" within the meaning of section 162(m)(3) of the Code in any year in which the Award granted to them could generate a deductible compensation expense, the committee of the Board established pursuant to Section
4.1 of the Plan to administrate the Plan with respect to such Participants), or if no committee is appointed, the Board.

     "Company" means Virage Logic Corporation, or any successor corporation.

     "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

     "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

          (d) if none of the foregoing is applicable, by the Committee in good faith.

     "Option" means an award of an option to purchase Shares pursuant to Section 5.

     "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means a person who receives an Award under this Plan.

     "Plan" means this Virage Logic Corporation 1997 Equity Incentive Plan, as amended from time to time.

     "Purchase Price" the price at which a Participant may purchase Restricted Stock.

     "Restricted Stock" means Shares purchased pursuant to a Restricted Stock Award.

     "Restricted Stock Award" means an award of Shares pursuant to Section 6.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. In the case of any Participant on
(i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

     "Unvested Shares" means 'Unvested Shares' as defined in the Award
Agreement.

     "Vested Shares" means 'Vested Shares' as defined in the Award Agreement.

                            VIRAGE LOGIC CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

         The undersigned hereby appoints Adam A. Kablanian and James R. Pekarsky or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Virage Logic Corporation (the "Company") to be held on March 2, 2001 at 3:00 p.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

         1. To elect Sang Wang as a Class I director, to hold office until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified, the nominee listed below:

                  Nominee: Sang Wang

                  [ ] FOR                       [ ] WITHHOLD AUTHORITY
                                                    to vote for Sang Wang.

         2. To approve amendments to the Virage Logic Corporation 1997 Equity Incentive Plan (the "1997 Plan") to: (i) increase the number of shares of common stock issuable under the plan by an additional 1,000,000 shares; (ii) have the 1997 Plan administered, with respect to participants who reasonably could be expected to be covered by Section 162(m) of the Internal Revenue Code (the "Code") in any year in which the award granted to them is exercisable, by a committee of the Board of Directors comprised of Board members who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code; and (iii) set a limit of 500,000 on the number of shares of Common Stock that can be covered by awards under the 1997 Plan to any one participant in any calendar year.

                  [ ] For                   [ ] Against            [ ] Abstain

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

                  [ ] For                   [ ] Against            [ ] Abstain

                  The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                  -----------------------------------

                  -----------------------------------

                                Signature(s) of Stockholder(s)


                                Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                Date: _______________, 2001



                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.